Exhibit 10.3

AMENDMENT TO VOTING AGREEMENT

THIS AMENDMENT TO VOTING AGREEMENT (this “Amendment”), is made as of September __, 2024, by and among OneMedNet Corporation (the “Company”), and ______________ (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor entered into a Voting Agreement dated July 23, 2024 (the “Agreement”); and

WHEREAS, the Company and the Investor desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Amendment, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms not defined in this Amendment shall have the respective meanings given in the Agreement.

2. Amendments to Section 4.

2.1	Section 4(b) of the Agreement is amended in its entirety to read as follows:

(b) “Securities Purchase Agreements” means (i) the Securities Purchase Agreement, dated as of July 23, 2024, by and among the Company, you and the other investors named therein and (ii) the Securities Purchase Agreement, dated as of September 24, 2024, by and among the Company, you and the other investors named therein.

2.2	Section 4(c) of the Agreement is amended in its entirety to read as follows:

(c) “Subject Common Stock” means the Company’s common stock, par value $0.0001 per share (“Common Stock”), purchased by you, or purchasable by you under warrants and pre-funded warrants, under the Securities Purchase Agreements.

3. Full Force and Effect. Except as expressly amended hereby, all other terms of the Agreement shall continue in full force and effect.

4. Governing Law. This Amendment shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment to Voting Agreement as of the date first written above.

Sincerely,

ONEMEDNET CORPORATION

By:
Name:	Aaron Green
Title:	Chief Executive Officer

Address for Notices for the Company:

OneMedNet Corporation
Attn: Aaron Green
6385 Old Shady Oak Road, Suite 250
Eden Prairie, MN 55344

ACKNOWLEDGED AND AGREED:

[INVESTOR]

By:
Name:
Title:

Address for Notices

______________________
______________________
Attn:
Email: